                                  EXHIBIT 21.1

                      SUBSIDIARIES OF DATA DIMENSIONS, INC.


                                                    Jurisdiction
                                                        of
                                                    Incorporation
                                                    -------------

Data Dimensions Ireland Limited                     Ireland

Data Dimensions (UK) Limited                        England

Data Dimensions Information Services, Inc.          California

Data Dimensions FSC, Inc.                           Guam

ST Labs, Inc.                                       Washington (1)


(1) ST Labs, Inc. was merged with Data Dimensions, Inc., effective February 1, 1999.